UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 1, 2007

Simon Property Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 W. Washington St.
Indianapolis, IN  46204
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On March 1, 2007, Simon Property Group, Inc. (“Simon”) and Farallon Capital Management, L.L.C. (“Farallon”) issued a press release announcing that a joint venture between an entity owned by Simon and funds managed by Farallon has commenced a tender offer to purchase all of the outstanding shares of The Mills Corporation (“Mills”) common stock for $25.25 per share in cash.  The tender offer is being made pursuant to a merger agreement with Mills dated February 17, 2007, and is scheduled to expire at midnight, New York City time, at the end of Wednesday March 28, 2007.  The press release is attached hereto as Exhibit 99.1.

Simon is furnishing the information contained herein, including Exhibit 99.1, pursuant to Item 8.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.              Financial Statements and Exhibits

        Financial Statements:

                None

        Exhibits:

Exhibit No	Description	Page Number in This Filing
99.1	Press release dated March 1, 2007 issued by Simon Property Group, Inc. and Farallon Capital Management, L.L.C. concerning the commencement of a tender offer to acquire The Mills Corporation (“Mills”) for $25.25 per share in cash.	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2007
SIMON PROPERTY GROUP, Inc.

	By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett

Title:	Executive Vice President and Chief Financial Officer